UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2019
____________________

UNION ACQUISITION CORP.
(Exact Name of Registrant as specified in its charter)
____________________

Cayman Islands	001-38405	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

444 Madison Ave., Fl. 34
New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

(212) 981-0630
(Registrant’s telephone number, including area code)

(Registrant’s name or former address, if change since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 27, 2019, Union Acquisition Corp., a Cayman Islands exempted company (“UAC” or the “Company”) held an Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”), whereby, holders of an aggregate of 14,345,553 shares of the Company’s issued and outstanding ordinary shares, par value $0.0001 per share (the “ordinary shares”), which represents 99.8% of the ordinary shares outstanding and entitled to vote as of the record date of February 7, 2019, were represented in person or by proxy, which constitutes a quorum.

The Company’s shareholders voted on the following proposals at the Extraordinary General Meeting, each of which was approved. The final vote tabulation for each proposal is set forth below.

1.

Proposal No. 1—The Business Combination and Rizobacter Call Option Agreement Proposal—To consider and vote upon a proposal to (i) approve and adopt the share exchange agreement, dated as of November 8, 2018, as may be amended from time to time, by and between UAC, Joseph J. Schena, in his capacity as a representative of UAC shareholders, and Bioceres, Inc., a Delaware corporation that will convert to Bioceres LLC prior to the closing of the business combination (the “Seller”) (the “Exchange Agreement,” and the transactions contemplated therein, the “business combination”); and (ii) ratify the amended call option agreement, dated as of October 22, 2018, as may be amended from time to time (the “Rizobacter Call Option Agreement”), by and among Bioceres S.A., an Argentine corporation, RASA Holding LLC, a Delaware limited liability company and a wholly owned subsidiary of Bioceres, Inc., and Pedro Enrique Mac Mullen, María Marta Mac Mullen and International Property Services Corp., as sellers, and the transactions contemplated by the Exchange Agreement and the Rizobacter Call Option Agreement:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
14,195,163	150,390	0	—

This represented approximately 99.0% of the voted shares voting in favor of the proposal. In connection with this vote, the holders of 11,376,836 ordinary shares of UAC exercised their right to redeem their shares for cash at a redemption price of approximately $10.28 per share, for an aggregate redemption amount of $117,005,196.

The Articles Amendment Proposals—To consider and vote upon four separate proposals to approve by special resolution, assuming the Business Combination and Rizobacter Call Option Agreement Proposal is approved and adopted, the following amendments to UAC’s amended and restated memorandum and articles of association (the “Articles”), referred to as the “Articles Amendment Proposals”:

2.

Proposal No. 2—To consider and vote upon an amendment to the Articles to authorize changing the post-business combination corporate name from “Union Acquisition Corp.” to “Bioceres Crop Solutions Corp.” (“BIOX”):

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
13,535,338	5,000	805,215	—

3.	Proposal No. 3—To consider and vote upon an amendment to the Articles to authorize changing UAC’s fiscal year end to June 30:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
13,535,338	5,000	805,215	—

4.

Proposal No. 4—To consider and vote upon an amendment to the Articles to authorize removing certain provisions relating to UAC’s status as a blank-check company that will no longer apply upon consummation of the business combination:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
13,535,338	5,000	805,215	—

5.	Proposal No. 5—To consider and vote upon an amendment to the Articles to authorize removing the classified board structure of the UAC Board:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
13,535,338	5,000	805,215	—

6.

Proposal No. 6—The Director Election Proposal—To consider and vote upon a proposal to appoint seven directors to serve on the board of directors of BIOX until their respective successors are duly elected and qualified pursuant to the terms of the Articles:

				BROKER NON-
	VOTES FOR	VOTES AGAINST	ABSTENSIONS	VOTES
Kyle P. Bransfield	13,535,338	5,000	805,215	—
Juan Sartori	13,535,338	5,000	805,215	—
Federico Trucco	13,535,338	5,000	805,215	—
Enrique Lopez Lecube	13,535,338	5,000	805,215	—
Carlos Camargo de	13,535,338	5,000	805,215	—
Colón
Ari Freisinger	13,535,338	5,000	805,215	—
Natalia Zang	13,535,338	5,000	805,215	—

7.

Proposal No. 7—The NYSE Proposal—To consider and vote upon a proposal to approve, assuming the Business Combination and Rizobacter Call Option Agreement Proposal and the Articles Amendment Proposals are approved and adopted, for purposes of complying with applicable provisions of Section 312.03 of the New York Stock Exchange Listed Company Manual, the issuance of more than 20% of UAC’s issued and outstanding ordinary shares to the Seller in connection with the business combination and the related change of control:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
13,535,338	5,000	805,215	—

8.	Proposal No. 8—The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the general meeting to a later date or dates, if necessary:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
12,226,320	1,314,018	805,215	—

Although this proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the Extraordinary General Meeting was determined not to be necessary or appropriate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Acquisition Corp.

By:	/s/ Kyle P. Bransfield
Name:	Kyle P. Bransfield
Title:	Chief Executive Officer

Date: February 27, 2019